UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2004

CCC Information Services Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000 - 28600	54-1242469

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

World Trade Center Chicago
444 Merchandise Mart
Chicago, Illinois 60654

(Address of Principal Executive Offices)

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312-222-4636

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2004, CCC Information Services Group Inc. (the “Company”) made a grant of 4,000 shares of restricted stock under the Company’s 2000 Stock Incentive Plan (2004 Restatement) to John D. Collins, a member of the Board and the Audit Committee of the Board. The Company granted these shares to Mr. Collins as compensation for his service on the Audit Committee. Under the terms of the grant, the restricted stock granted to Mr. Collins is subject to the provisions of the 2000 Stock Incentive Plan (2004 Restatement) and a Restricted Stock Agreement between the Company and Mr. Collins. The form of the Restricted Stock Agreement between the Company and Mr. Collins is attached as an exhibit to this 8-K report.

Item 9.01.Financial Statements and Exhibits

(c)  Exhibits

99.1    Form of Restricted Stock Agreement between CCC Information Services Group Inc. and John D. Collins.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2004	CCC INFORMATION SERVICES GROUP INC.

By: /s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Form of Restricted Stock Agreement between CCC Information Services Group Inc. and John D. Collins.